UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2014 (March 26, 2014)

VAPOR HUB INTERNATIONAL INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-173438	27-3191889
(Commission File Number)	(IRS Employer Identification No.)

67 W. Easy Street, Unit 115

Simi Valley, CA 93065

(Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including area code (805) 309-0530

N/A

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

On March 31, 2014, Vapor Hub International Inc. (“Vapor Hub”) filed a Current Report on Form 8-K (the “Original Report”) to report the completion of its acquisition of Delite Products, Inc., a California corporation (“Delite”) on March 26, 2014, pursuant to the Share Exchange Agreement between Vapor Hub, Vapor Hub Inc., a California corporation (“Vapor”), Delite and the shareholders of Vapor and Delite.  This amendment to the Original Report is being filed to provide financial statements required by Item 9.01 of Form 8-K. This amendment makes no other amendment to the Original Report.

Item 9.01. Financial Statements and Exhibits

(a)

Financial Statements of Business Acquired

The audited balance sheets of Delite as of June 30, 2013 and 2012 and audited statements of operations, cash flows and changes in stockholder’s deficit of Delite for the years ended June 30, 2013 and 2012 and the notes related thereto and the related independent registered public accounting firm report of Anton & Chia, LLP are filed as Exhibit 99.1 to this Current Report on Form 8-K/A and are incorporated herein by reference.  Also included in Exhibit 99.1 and incorporated herein by reference are the unaudited condensed balance sheet of Delite as of March 31, 2014 and the unaudited condensed statements of operations and cash flows of Delite for the nine months ended March 31, 2014 and 2013 and the related notes thereto.

(d)

Exhibits:

Exhibit Number	Description
99.1

Audited financial statements of Delite Products, Inc. as of June 30, 2013 and 2012 and for the years ended June 30, 2013 and 2012 and the notes related thereto and unaudited condensed financial statements of Delite Products, Inc. as of March 31, 2014 and for the nine months ended March 31, 2014 and 2013 and related notes thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VAPOR HUB INTERNATIONAL INC.

Date:	June 9, 2014	By:	/s/ Andrew Birnbaum
Andrew Birnbaum
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1

Audited financial statements of Delite Products, Inc. as of June 30, 2013 and 2012 and for the years ended June 30, 2013 and 2012 and the notes related thereto and unaudited condensed financial statements of Delite Products, Inc. as of March 31, 2014 and for the nine months ended March 31, 2014 and 2013 and related notes thereto.

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